EXHIBIT 10.02

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

GABRIEL TECHNOLOGIES CORPORATION

PROMISSORY NOTE

$_____________	_______________, 2009

FOR VALUE RECEIVED, the undersigned, Gabriel Technologies Corporation, a Delaware corporation (“Company”), promises to pay to the order of ____________________ (“Lender”) the principal sum of _______________________________ Dollars ($_________.00) (the “Principal”), without interest, which amount shall be due and payable in lawful money of the United States of America at such place as Lender may from time to time designate, at the time and in accordance with the terms and conditions provided in Section 1 below. This Note is one of the Notes issued by the Company pursuant to the Promissory Note Purchase Agreement effective _______________, 2009 among the Company and the investors that are parties thereto (the “Purchase Agreement”).

1. Payments. The Company shall pay Lender (i) _______________________________ Dollars ($_________.00) (which is the Principal plus an amount equal to 100% of the Principal), and (ii) ___% of the proceeds of an IP Event (as defined below)(which is .000005% of the IP Event proceeds for each Dollar of Principal represented hereby), on the 10th business day after the first IP Event to occur after receipt by the Company of the Principal. For purposes of this Note, an “IP Event” is defined as the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in net proceeds (in cash or the fair market value of non-cash consideration) from (i) a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or (ii) a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

2. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorney’s fees and costs incurred by Lender.

3. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery.

4. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right.

5. Assignment. This Note may be assigned by Lender without the consent of the Company; provided however, that any such assignment by Lender shall be in compliance with all applicable federal and state securities laws.

6. Choice of Law; Jurisdiction. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Note, any amendment or restatement thereof, or the breach thereof, shall be brought in the courts of Omaha, Nebraska, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

IN WITNESS WHEREOF, Gabriel Technologies Corporation has caused this Promissory Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION
By:
Printed Name:
Title:

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